EXHIBIT (8)(h)(ii)

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

Sun Life Assurance Company of Canada (U.S.), Variable Insurance Products Fund, and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated December 1, 1996, as amended, by doing the following:

The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of September, 2001.

SUN LIFE ASSURANCE Company OF CANADA (u.S.)

By: By:

Ronald J. Fernandes Edward M. Shea

Vice President, Retirement Products & Services Assistant Vice President & Senior Counsel

VARIABLE INSURANCE PRODUCTS FUND

By:

Robert Dwight

Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:

Mike Kellogg

Executive Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Policy Form Numbers of Contracts

Date Established by Board of Directors Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account F

July 13, 1989 Futurity II Variable and Fixed Annuity Contract

RP-GR-CONT-98-1

RP-IND-MVA-98-1

Futurity III Variable and Fixed Annuity Contract

RCH-IND-MVA-00-1

RCH-GR-CERT-00-1

RCH-INDMVAPR-00-1

RCH-GRCERT-PR-00-1

Futurity Focus II Variable and Fixed Annuity Contract

FII-IND-MVA-00-1

FII-GR-CERT-00-1

FII-IND-MVAPR-00-1

FII-GR-CERTPR-00-1

Futurity Accolade Variable and Fixed Annuity Contract

FA-IND-MVA-99-1

FA-GR-CERT-99-1

FA-IND-MVAPR-99-1

FA-GR-CERTPR-99-1

Futurity Select Four Variable and Fixed Annuity Contract

RFF-IND-MVA-00-1

RFF-GR-CERT-00-1

RFF-INDMVAPR-00-1

RFF-GRCERT-PR-00-1

Sun Life of Canada (U.S.) Variable Account I Futurity Protector Variable Universal Life Insurance Policies

December 1, 1998 DBVUL-2001

Futurity Survivorship II Variable Universal Life Insurance Policies

SVUL-2001

Futurity Accumulator Variable Universal Life Insurance Policies

CVVUL-2001

Sun Life of Canada (U.S.) Variable Account G Sun Life Corporate Variable Universal Life Insurance Policies

July 25, 1996 VUL-COLI-97

Futurity Corporate Variable Universal Life Insurance Policies

VUL-COLI-97

J/GC/Lawdept/Mmurphy2001/VITs/Fidelity.VIPamend2 (9.1.01)